Exhibit 5.2

July 13, 2026

Bridgecrest Auto Funding LLC

Re:       Bridgecrest Lending Auto Securitization Grantor Trust

Ladies and Gentlemen:

We have acted as special Delaware counsel in connection with the proposed formation of Bridgecrest Lending Auto Securitization Grantor Trusts, each to be formed as a Delaware statutory trust (each, a “Trust” and collectively, the “Trusts”), for the purposes of giving the opinions set forth herein relating to the filing of the Registration Statement on Form SF-3 (the “Registration Statement”), filed by Bridgecrest Auto Funding LLC (the “Depositor”) on July 13, 2026, with the Securities and Exchange Commission in connection with the registration by the Depositor of the Grantor Trust Certificates to be issued by the Trust. This opinion is being delivered to you at your request. Capitalized terms used but not defined herein shall have the meanings associated therewith in the Registration Statement.

For purposes of this letter, our review of documents has been limited to the review of originals or copies furnished to us of the following documents:

(a)       the Registration Statement;

(b)       a form of the initial trust agreement to be entered into between each Bridgecrest Lending Auto Securitization Trust, each to be formed as a Delaware statutory trust (the “Issuer”), and the trustee named therein in connection with the formation of each Trust (the “Initial Trust Agreement”);

(c)       the form of Amended and Restated Trust Agreement to be entered into between the Issuer and the trustee named therein in connection with the issuance of the Grantor Trust Certificates for each Trust (the “Trust Agreement”), including the exhibits attached thereto, attached as Exhibit 10.6 to the Registration Statement;

(d)       the form of Grantor Trust Certificate attached as an exhibit to the Trust Agreement (the “Grantor Trust Certificate”); and

(e)       a form of Certificate of Trust of the Trust to be filed with the Office of the Secretary of State of the State of Delaware (the “Secretary of State”) in connection with the formation of each Trust (the “Certificate of Trust”).

For purposes of this letter, we have not reviewed any documents other than the documents referenced in paragraphs (a) through (e) above. In particular, we have not reviewed and express no opinion as to any other document that is referred to in, incorporated by reference into, or attached (as an exhibit, schedule, or otherwise) to any of the documents reviewed by us unless specifically identified herein. The opinions in this

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letter relate only to the documents specified in such opinions, and not to any exhibit, schedule, or other attachment to, or any other document referred to in or incorporated by reference into, any of such documents. We have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with or contrary to the opinions in this letter. We have conducted no factual investigation of our own, and have relied solely upon the documents reviewed by us, the statements and information set forth in such documents, certain statements of governmental authorities and others, and the additional matters recited or assumed in this letter, all of which we assume to be true, complete, and accurate and none of which we have independently investigated or verified. With respect to all documents examined by us, we have assumed that (i) the documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinions expressed herein, and (ii) in connection with the documents of which we have received a form, that all blanks contained in such documents will be properly and appropriately completed, and optional provisions included in such documents will be properly and appropriately selected.

Based upon and subject to the foregoing, and subject to the assumptions, exceptions, qualifications, and limitations in this letter, it is our opinion that:

1.        Upon execution and delivery of the Initial Trust Agreement and upon the filing of the Certificate of Trust for each Trust, each Trust will be duly formed as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq. (the “Act”).

2.        Upon execution and delivery of each Trust Agreement by the parties thereto, each Trust will have the power and authority under the applicable Trust Agreement and the Act to execute and deliver each Grantor Trust Certificate, and each Grantor Trust Certificate will be duly authorized by such Trust.

3.        When the Grantor Trust Certificates have been duly executed, authenticated and delivered as described in the applicable Trust Agreement and as contemplated by the Registration Statement, such Grantor Trust Certificate will represent valid and, subject to the qualifications set forth in paragraph 4 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

4.        The Grantor Trust Certificateholders, as beneficial owners of the Trusts, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Grantor Trust Certificateholders may be obligated to make payments as set forth in the applicable Trust Agreement.

The foregoing opinions are subject to the following exceptions, qualifications, limitations, and assumptions in addition to those above:

A.       The opinions in this letter are limited to the laws of the State of Delaware, other than (i) tax laws and securities laws of the State of Delaware, and rules,

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regulations, orders, and decisions relating thereto, and (ii) laws, rules, regulations, orders, and decisions applicable to the particular nature of the property or activities of the Trust. We have not considered and express no opinion on the effect of, concerning matters involving, or otherwise with respect to any other laws of any jurisdiction (including, without limitation, federal laws of the United States of America), or rules, regulations, orders, or decisions relating thereto, including without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Trust Indenture Act of 1939, as amended, and the Investment Company Act of 1940.

B.       We have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

C.       We have assumed (i) that when the Trust was formed, the Initial Trust Agreement constituted the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the formation of the Trust, (ii) that, at the time the Grantor Trust Certificate is issued, the Trust Agreement will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the operation and termination of the Trust, that the Certificate of Trust will be in full force and effect and will not be amended and that the Trust Agreement will be in full force and effect and will be executed and delivered in substantially the forms reviewed by us, (iii) except to the extent provided in paragraph 1 above, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iv) the legal capacity of natural persons who are to be parties to the documents examined by us, (v) except to the extent provided in paragraph 2 above, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, and (vi) except to the extent provided in paragraphs 2 and 3 above, the due authorization, execution and delivery by all parties thereto of all documents examined by us.

D.       We have not participated in the preparation of the Registration Statement (except for providing this opinion), the prospectus included therein or any other offering materials with respect to the formation of the Trust and issuance of the Grantor Trust Certificate, and assume no responsibility for their contents, other than this opinion.

E.       The opinion in paragraph 3 above is subject to (i) applicable bankruptcy, insolvency, liquidation, moratorium, receivership, reorganization, fraudulent transfer and similar laws or proceedings relating to and affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), (iii) applicable public policy with respect to the enforceability of provisions relating to exculpation, indemnification or contribution, and (iv) judicial imposition of an implied covenant of good faith and fair dealing.

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F.       We express no opinion with respect to (i) provisions of a document reviewed by us to the extent that such provisions purport to bind a person or entity that is not a party to such document, (ii) transfer restrictions in a document reviewed by us to the extent that a transfer occurs by operation of law, or (iii) any provisions in the Trust Agreement that purport to restrict any right that a party may have to apply for a judicial dissolution of the Trust.

G.       There are no implied opinions in this letter. The opinions in this letter are limited to the opinions expressly stated in numbered paragraphs 1 through 4 above, and no opinions shall be inferred beyond the opinions expressly stated in such numbered paragraphs.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We also consent to the use of our name in the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Morris James LLP

SSF